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CIRCA COMMUNICATIONS LTD.

STOCK OPTION PLAN

September 11, 2000

STOCK OPTION PLAN

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1  Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)
"Administrator" means, initially, the Secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time.

(b)
"Award Date" means:

(i)
with respect to any Employee or Director that the Company agreed to grant an Option to on such Employee's first day of employment with the Company or such Director's first day on the board of directors of the Company, prior to adoption of the Plan, the date on which the Company agreed to grant the Option to the Employee or Director; or

(ii)
with respect to any other Employee or Director of the Company, or any Option not otherwise covered by paragraph 1.1(b)(i), the date on which the Board awards a particular Option.

(c)
"Board" means the board of directors of the Company, or any committee thereof to which the board of directors of the Company has delegated the power to administer and grant Options under the Plan.

(d)
"Cashless Exercise Units" shall have the meaning given to that term under subparagraph 3.4(e).

(e)
"Cause" means:

(i)
Cause as such term is defined in the written employment agreement between the Company and the Employee; or

(ii)
in the event there is no written employment agreement between the Company and the Employee or Cause is not defined therein, the usual meaning of just cause under the common law or the laws of British Columbia.

(f)
"Company" means Circa Communications Ltd.

(g)
"Director" means any individual holding the office of director of the Company.

(h)
"Employee" means any individual regularly employed on a full-time basis by the Company or any of its subsidiaries and such other individuals, such as service providers or consultants, as may, from time to time, be permitted by the rules and policies of the applicable Regulatory Authorities to be granted Options as employees or as an equivalent thereto.

(i)
"Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder.

(j)
"Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

(k)
"Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.6.

(l)
"Expiry Date" means the date determined in accordance with paragraph 3.3 and after which a particular Option cannot be exercised.

(m)
"IPO" means the offering and sale to the public of securities of the Company in connection with which the securities of the Company are listed or quoted on an organized trading facility.

(n)
"Market Value" means the market value of the Company's Shares as determined in accordance with paragraph 3.6.

(o)
"New Option" shall have the meaning given to that term under subparagraph 3.4(e).

(p)
"Offeror" means the person making a Third Party Offer.

(q)
"Option" means an option to acquire Units, awarded to a Director or Employee pursuant to the Plan.

(r)
"Option Certificate" means the certificate, in the form set out as Schedule "A" hereto, evidencing an Option.

(s)
"Option Holder" means a Director or Employee, or former Director or Employee, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(t)
"Plan" means this stock option plan.

(u)
"Personal Representative" means:

(i)
in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)
in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(v)
"Regulatory Authorities" means all stock exchanges and other organized trading facilities on which the Company's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

(w)
"Share" or "Shares" means, as the case may be, one or more Class A Voting Common Shares, Class B Non-voting Common Shares, Class C Convertible Voting Common Shares, Class D Convertible Non-voting Common Shares, Class E Preferred Non-voting shares and Class F Preferred Non-voting shares in the capital of the Company.

(x)
"Termination Date" means:

(i)
in the case of the resignation of the Option Holder as an Employee of the Company, the date that the Option Holder provides notice of his or her resignation as an Employee of the Company to the Company; or

(ii)
in the case of the termination of the Option Holder's employment with the Company by the Company for any reason other than death or disability, the date that the Company delivers written notice of termination of the Option Holder's employment to the Option Holder.

(y)
"Third Party Offer" means a bona fide offer from a third party to purchase all of the Shares of the Company that is received prior to the completion of the IPO.

(z)
"Unit" means one Class A Voting Common Share and one Class B Non-voting Common Share, each without par value, in the capital of the Company and "Units" means more than one Unit.

1.2  Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia.

1.3  Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE 2
PURPOSE AND PARTICIPATION

2.1  Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors and Employees, to reward such of those Directors and Employees as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors and Employees to acquire Units as long term investments.

2.2  Participation

The Board shall, from time to time and in its sole discretion, determine those Directors and Employees, if any, to whom Options are to be awarded. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Company.

2.3  Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4  Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5  Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee the right to be or to continue to be employed by the Company.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS

3.1  Board to Issue Shares

The Class A Voting Common Shares and Class B Non-voting Common Shares to be issued to Option Holders upon the exercise of Options shall be authorized and unissued Class A Voting Common Shares and Class B Non-voting Common Shares the issuance of which shall have been authorized by the Board.

3.2  Number of Shares

Subject to adjustment as provided for in paragraph 3.9 of the Plan, (i) the number of Class A Voting Common Shares which shall be available for Directors and Employees to acquire pursuant to Options granted under the Plan shall not exceed 35,000 Class A Voting Common Shares; and (ii) the number of Class B Non-voting Common Shares which shall be available for Directors and Employees to acquire pursuant to Options granted under the Plan shall not exceed 35,000 Class B Non-voting Common Shares. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Class A Voting Common Shares and Class B Non-voting Common Shares in respect of which the Option was not exercised shall again be available for the purposes of the Plan.

3.3  Term of Option

Subject to paragraph 3.4, the Expiry Date of an Option shall be the date so fixed by the Board, provided that, notwithstanding anything else contained in the Plan, such date shall be no later than the tenth anniversary of the Award Date of such Option.

3.4  Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board and the date established, if applicable, in subparagraphs (a) to (f) below:

  (a)
  Death

    In the event that the Option Holder should die while he or she is a Director (if he or she holds his or her Option as a Director) or Employee (if he or she holds his or her Option as an Employee), the Expiry Date for any vested portion of the Option shall be the date which is 12 months after the date of the Option Holder's death. The Expiry Date for any unvested portion of the Option shall be the date of the Option Holder's death. In no case shall the right to purchase Units under an Option vest after the date of the Option Holder's death.

  (b)
  Disability

    In the event that the Option Holder becomes permanently disabled while he or she is a Director (if he or she holds his or her Option as a Director) or Employee (if he or she holds his or her Option as an Employee) and ceases to be a Director or Employee as a result of the permanent disability, the Expiry Date for any vested portion of the Option shall be the date which is 12 months after the date that the Option Holder ceases to be an Employee or a Director, as the case may be. The Expiry Date for any unvested portion of the Option shall be the date that the Option Holder ceases to be an Employee or Director, as the case may be. In no case shall the right to purchase Units under an Option vest after the date that the Option Holder ceases to be an Employee or Director, as the case may be.

  (c)
  Ceasing to hold Office

    In the event that the Option Holder holds his or her Option as a Director of the Company and such Option Holder ceases to be a Director of the Company other than by reason of death or permanent disability, the Expiry Date for any vested portion of the Option shall be, unless otherwise provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company as a result of:

    (i)
    ceasing to meet the qualifications required under applicable laws;

    (ii)
    being removed from office in accordance with applicable laws; or

    (iii)
    an order made by any Regulatory Authority having jurisdiction to so order,

    in which case the Expiry Date shall be the date the Option Holder ceases to be a Director of the Company. The Expiry Date for any unvested portion of the Option shall be the date the Option Holder ceases to be a Director of the Company. In no case shall the right to purchase Units under an Option vest after the date that the Option Holder ceases to be a Director of the Company.

  (d)
  Ceasing to be Employed

    In the event that the Option Holder holds his or her Option as an Employee of the Company and such Option Holder ceases to be an Employee of the Company other than by reason of death or permanent disability, the Expiry Date of any vested portion of the Option shall be the 90th day following the Termination Date unless the Option Holder ceases to be an Employee of the Company as a result of:

    (i)
    termination for Cause; or

    (ii)
    an order made by any Regulatory Authority having jurisdiction to so order,

    in which case the Expiry Date shall be the Termination Date. The Expiry Date for any unvested portion of the Option shall be the Termination Date. In no case shall the right to purchase Units under an Option vest after the Termination Date.

  (e)
  Initial Public Offering

    Prior to completion of the IPO, the Company may send a notice to the Option Holder advising the Option Holder that the unvested portion or portions of the Option Holder's Option, if any, shall immediately vest and that the Company is electing on the Option Holder's behalf to undertake a cashless exercise of the Option as follows:

    (i)
    the Option Holder shall receive from the Company, without payment of any consideration, that number of Units (the "Cashless Exercise Units") that is equal to the quotient of:

      X (IPO Price - Exercise Price)
    IPO Price

      where "X" shall be the number of Units in respect of which the Option is being exercised and the "IPO Price" shall be the purchase price of the Shares under the IPO; and

    (ii)
    the Company may also elect, in its sole discretion, to grant to the Option Holder an Option (the "New Option") to purchase a number of Units that is equal to X minus the number of Cashless Exercise Units, for a purchase price equal to the IPO Price. The New Option shall, to the extent permitted by applicable laws, be equivalent to the Option exercised by the Company. Without limiting the foregoing, the right to purchase Units under the New Option shall vest in the same proportions and on the same dates that the unvested portion or portions of the Option exercised by the Company would otherwise have vested.

    If in connection with the IPO, the Regulatory Authorities or the underwriter require that the Units purchased or received upon the exercise of the Option be deposited in pool or escrow, the Option Holder shall deposit such Units in pool or escrow on such terms as may be required by the Regulatory Authorities or the underwriter.

  (f)
  Third Party Offer

    If a Third Party Offer is received that is approved by the Board and accepted by shareholders of the Company holding not less than 66 2/3% of the Shares, the Company may send a notice to the Option Holder advising the Option Holder that:

    (i)
    the unvested portion or portions of the Option Holder's Option, if any, shall immediately vest and that the Expiry Date of the Option held by the Option Holder shall be the 20th day following the date of the notice. If the transaction contemplated by the Third Party Offer does not close, the Company shall, upon the request of an Option Holder to the extent permitted by applicable laws, grant to the Option Holder an Option equivalent

      (including original vesting terms, if any) to the Option cancelled or exercised, provided that in the case of an Option which was exercised, the Option Holder surrenders for cancellation the Units purchased upon the exercise of the Option; or

    (ii)
    the Option is, in connection with the Third Party Offer, either to be assumed by the Offeror or parent thereof or to be replaced with a comparable stock option to purchase shares in the capital of the Offeror or parent therof. In the event the Option is assumed or replaced by the Offeror or parent thereof, the terms and conditions of the Option may be subject to adjustment, and the notice shall specify any adjustment to the terms and conditions of the Option including, without limitation, the number and class of shares that may be purchased, the exercise price and the vesting terms.

  (g)
  Carry-Along

    If a Third Party Offer is received that is approved by the Board and accepted by shareholders of the Company holding not less than 66 2/3% of the Shares, the Company may send a notice to the Option Holder requiring the Option Holder to sell all of the Units owned by the Option Holder under the Third Party Offer. The Notice shall set forth:

    (i)
    the purchase price;

    (ii)
    the terms and conditions of the sale; and

    (iii)
    the closing date for the sale.

    The Option Holder shall sell all Units in accordance with the terms of the notice and the Third Party Offer.

Notwithstanding anything else contained in the Plan, the Board may in its discretion (a) extend the Expiry Date of any Option, provided that in no case shall an Option be exercisable later than the tenth anniversary of the Award Date of the Option; or (b) alter or change the vesting terms applicable to an Option.

3.5  Power of Attorney

Each and every time an Option Holder exercises an Option in whole or in part in accordance with paragraph 4.1 of the Plan, the Option Holder shall, by signing and delivering to the Administrator the Exercise Notice, appoint the Administrator of the Plan as:

  (a)
  the Option Holder's attorney in accordance with the Power of Attorney Act R.S.B.C. 1996, c.370; and

  (b)
  the Option Holder's agent and representative,

to do all such things and execute all such documents and resolutions of any kind whatsoever as may be required of the Option Holder in connection with the deposit of the Units in escrow or pool as contemplated in subparagraph 3.4(e) of the Plan or to sell or transfer the Units as contemplated in subparagraph 3.4(g) of the Plan (and in no other capacity or for no other purpose).

3.6  Exercise Price

The price at which an Option Holder may purchase a Unit upon the exercise of an Option shall be as set forth in the Option Certificate issued in respect of such Option and in any event shall not be less than the Market Value of the Units as of the Award Date. The Market Value of the Units for a particular Award Date shall be the combined Market Value of the Class A Voting Common Shares and the Class B Non-voting Common Shares. The Market Value of the Class A Voting Common Shares for a particular Award Date shall be $0.001 per Class A Voting Common Share. The Market Value of the Class B Non-voting Common Shares for a particular Award Date shall be, subject to the necessary approvals of the applicable Regulatory Authorities, the fair market value of the Class B Non-voting Common Shares on the Award Date, unless otherwise determined by resolution of the Board.

Notwithstanding anything else contained herein, in no case shall the Market Value be less than the minimum prescribed by each of the organized trading facilities as would apply to the Award Date in question.

3.7  Additional Terms

Subject to all applicable securities laws and regulations and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, the following:

  (a)
  providing that an Option expires on a date other than as provided for herein;

  (b)
  providing that a portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, or expire after certain periods of time or upon the occurrence of certain events other than as provided for herein; and

  (c)
  providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile takeover bid for the Company.

3.8  Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.9  Adjustments

If prior to the complete exercise of any Option the Class A Voting Common Shares or Class B Non-voting Common Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively, the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Class A Voting Common Shares or Class B Non-voting Common Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Class A Voting Common Share or Class B Non-voting Common Share, such Option Holder shall have the right to purchase only the next lowest whole number of Class A Voting Common Shares or Class B Non-voting Common Shares and no payment or other adjustment shall be made with respect to the fractional interest so disregarded.

3.10  Vesting

Unless otherwise provided for in the Option Certificate, the Option shall vest over a period of four years as follows. The right to purchase 12/48ths of the Units under Option shall vest on the first anniversary of the Award Date or on such other date as may be fixed by the Board, and the right to purchase 1/48th of the Units under Option shall vest every month thereafter, until all of the Option is so vested.

3.11  Shareholders' Agreement

The Option Holder hereby acknowledges and agrees that immediately upon the Option Holder exercising the Option in whole or in part in accordance with paragraph 4.1 of the Plan, the Option Holder shall be bound by the terms and conditions of any existing shareholders' agreement to which other minority shareholders of the Company are parties, and the Option Holder shall have the same rights and obligations and be subject to the same restrictions as other minority shareholders of the

Company under such shareholders' agreement. The Option Holder shall sign an acknowledgement and agreement to be bound by the terms and conditions of such shareholders' agreement in a form that is acceptable to the Company, acting reasonably.

ARTICLE 4
EXERCISE OF OPTION

4.1  Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. An Option Holder or the Personal Representative of the Option Holder may exercise the vested portion or portions of an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to "Circa Communications Ltd." in an amount equal to the aggregate Exercise Price of the Units to be purchased pursuant to the exercise of the Option.

4.2  Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder certificates for the Class A Voting Common Shares and Class B Non-voting Common Shares purchased or to be received by the Option Holder. If the number of Units in respect of which the Option was exercised is less than the number of Units subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the share certificates for the balance of the Units available under the Option.

4.3  Condition of Issue

The Options and the issue of Class A Voting Common Shares and Class B Non-voting Common Shares by the Company pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with the rules and policies of all applicable Regulatory Authorities with respect to the granting of such Options and the issuance and distribution of such Class A Voting Common Shares and Class B Non-voting Common Shares, and to all applicable securities laws and regulations. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Company any information, reports or undertakings required to comply with, and to fully cooperate with, the Company in complying with such laws, regulations, rules and policies.

ARTICLE 5
ADMINISTRATION

5.1  Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any director, officer or employee of the Company such administrative duties and powers as it may see fit.

5.2  Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

ARTICLE 6
AMENDMENT, TERMINATION AND NOTICE

6.1  Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Units, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided always that any such amendment (with the exception of an amendment pursuant to subparagraph 3.4(f)(ii)) shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2  Retrospective Amendment

The Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

6.3  Approvals

The Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

6.4  Termination

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination which shall continue to be governed by the provisions of the Plan.

6.5  Agreement

The Company and every Option awarded hereunder shall be bound by and subject to the terms and conditions of the Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of the Plan.

6.6  Notice

Any notice or other communication contemplated under the Plan to be given by the Company to an Option Holder shall be given by the Company delivering or faxing the notice to the Option Holder at the last address for the Option Holder in the Company's records. Any such notice shall be deemed to have been given on the date on which it was delivered, or in the case of fax, the next business day after transmission. An Option Holder may, at any time, advise the Company of a change in the Option Holder's address or fax number.

SCHEDULE "A"

CIRCA COMMUNICATIONS LTD.
STOCK OPTION PLAN

OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the Circa Communications Ltd. (the "Company") Stock Option Plan (the "Plan") and evidences that   •  is the holder (the "Option Holder") of an option (the "Option") to purchase up to  •  units (the "Units") of the Company at a purchase price of Cdn. $  •  per Unit. Each Unit shall be comprised of one Class A Voting Common Share in the capital of the Company and one Class B Non-voting Common Share in the capital of the Company.

Subject to the provisions of the Plan:

(a)
the Award Date of this Option is  •  ,  •  ; and

(b)
the Expiry Date of this Option is  •  ,  •  .

The vested portion or portions of this Option may be exercised at any time and from time to time from and including the Award Date through to and including up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to "Circa Communications Ltd." in an amount equal to the aggregate of the Exercise Price of the Units in respect of which this Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Company to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

This Certificate has been issued this  •  day of  •  ,  •  .

CIRCA COMMUNICATIONS LTD.

Per:
Administrator, Stock Option Plan Circa Communications Ltd.

OPTION CERTIFICATE—SCHEDULE

    The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1.
The right to purchase 12/48ths of the Units shall vest on  •  and the right to purchase 1/48th of the Units shall vest every month thereafter until all of the Option is so vested; and

2.
•  .

CIRCA COMMUNICATIONS LTD.

Per:
Administrator, Stock Option Plan Circa Communications Ltd.

2

SCHEDULE "B"

CIRCA COMMUNICATIONS LTD.
STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan Circa Communications Ltd. #1000—West 14th Street North Vancouver, British Columbia, V7P 3P3

The undersigned hereby irrevocably gives notice, pursuant to the Circa Communications Ltd. Stock Option Plan, of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)
all of the Units; or

(b)
               of the Units;

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to "Circa Communications Ltd." in an amount equal to the aggregate Exercise Price of the aforesaid Units and directs the Company to issue the certificates evidencing the Class A Voting Common Shares and Class B Non-voting Common Shares comprising said Units in the name of the undersigned to be mailed to the undersigned at the following address:

The undersigned acknowledges that pursuant to the terms of subparagraphs 3.4(e), (f) and (g) of the Plan the undersigned may be required to sign an escrow agreement or sell the Units in connection with a Third Party Offer. By executing this Notice of Exercise of Option the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan, including without limitation subparagraphs 3.4(e), (f) and (g) and paragraph 3.5.

Pursuant to paragraph 3.5 of the Plan the undersigned hereby appoints (the "Appointment") the Administrator of the Plan as:

(c)
the undersigned's attorney in accordance with the Power of Attorney Act R.S.B.C. 1996, c.370; and

(d)
the undersigned's agent and representative,

to do all such things and execute all such documents and resolutions of any kind whatsoever as may be required of the undersigned in connection with the deposit of the Units in escrow or pool as contemplated in subparagraph 3.4(e) of the Plan or to sell or transfer the Units as contemplated in subparagraph 3.4(g) of the Plan (and in no other capacity or for no other purpose). Without in any way limiting the generality of the foregoing, the Appointment shall entitle the Administrator of the Plan to, on behalf of the undersigned, execute all documents and resolutions required in respect thereof including, without limitation, the following:

(a)
shareholders' resolutions;

(b)
purchase agreement in respect of the sale of the Units;

(c)
powers of attorney to transfer the Units; and

(d)
a pooling or escrow agreement in respect of some of or all of the Units.

DATED the           day of                    ,           .

Signature of Option Holder

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TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 PURPOSE AND PARTICIPATION
ARTICLE 3 TERMS AND CONDITIONS OF OPTIONS
ARTICLE 4 EXERCISE OF OPTION
ARTICLE 5 ADMINISTRATION
ARTICLE 6 AMENDMENT, TERMINATION AND NOTICE
SCHEDULE "A" CIRCA COMMUNICATIONS LTD. STOCK OPTION PLAN OPTION CERTIFICATE
OPTION CERTIFICATE—SCHEDULE
SCHEDULE "B" CIRCA COMMUNICATIONS LTD. STOCK OPTION PLAN NOTICE OF EXERCISE OF OPTION